                                                          Exhibit 23.1


                    CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 6, 1996 which appears on page 28 of the 1995 Annual Report to Shareholders of Tencor Instruments, which is incorporated by reference in Tencor Instruments' Annual Report on Form 10-K for the year ended December 31, 1995.


                                   /s/ Price Waterhouse LLP

San Jose, California
July 22, 1996